AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997
                                                 REGISTRATION NO. 333-
-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                  FORM S-8
                            REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                      INTEGRATED MEDICAL RESOURCES, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             KANSAS                                          48-1096410
   (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                            11320 WEST 79TH STREET
                            LENEXA, KANSAS  66214
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                              TROY A. BURNS, M.D.
   CHIEF EXECUTIVE OFFICER, CHIEF MEDICAL OFFICER AND CHAIRMAN OF THE BOARD INTEGRATED MEDICAL RESOURCES, INC.
                            11320 WEST 79TH STREET
                             LENEXA, KANSAS 66214
                               (913) 962-7201
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          PROPOSED            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE REGISTERED          AMOUNT TO BE                MAXIMUM            AGGREGATE OFFERING     AMOUNT OF
                                                REGISTERED            OFFERING PRICE PER           PRICE           REGISTRATION FEE
                                                                            SHARE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.001 PER SHARE       460,000 SHARES               $7.00 (1)             $3,220,000 (1)         $976 (1)
===================================================================================================================================
(1)     ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1933.

        This Registration Statement on Form S-8 of Integrated Medical Resources, Inc. (the "Company") is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering shares of the Company's Common Stock, par value $.001 per share, issuable under its Non-Employee Director Stock Option Plan (the "Director Plan"). The shares to be registered hereunder are in addition to shares which were previously registered by the Company's Registration Statement on Form S-8, registration no. 333- 24481, filed with the Securities and Exchange Commission on April 3, 1997 (the "Prior Registration Statement"). The contents of the Company's Prior Registration Statement on Form S-8 are incorporated herein by reference.

        The following additional exhibits are hereby enclosed for filing:

        EXHIBIT
        NUMBER
        -------

          4.2         Amended and Restated Bylaws

          5.1         Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP

         23.1 Consent of Blackwell Sanders Matheny Weary & Lombardi LLP included in Exhibit 5.1).

         23.2         Consent of Ernst & Young LLP.

         24.1         Powers of Attorney.

                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on June 30, 1997.

                          INTEGRATED MEDICAL RESOURCES, INC.




                          By:    /s/ Troy A. Burns, M.D.
                                 ----------------------------------------------
                                 Troy A. Burns, M.D.
                                 Chief Executive Officer, Chief Medical Officer and Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 1997.

Signature                         Title
---------                         -----

/s/ Troy A. Burns, M.D.
----------------------------
    Troy A. Burns, M.D.           Chief Executive Officer, Chief Medical Officer
                                  and Chairman of the Board
                                  (Principal Executive Officer)


/s/ Beverly O. Elving
----------------------------
    Beverly O. Elving             Chief Financial Officer, Secretary and Vice
                                  President, Finance and Administration
                                  (Principal Financial and Accounting Officer)


/s/ T. Scott Jenkins
----------------------------
    T. Scott Jenkins              President, Chief Operating Officer and
                                  Director

/s/ Tony A. Burns
----------------------------
    Samuel D. Colella             Director
  by Troy A. Burns, M.D.
   AS ATTORNEY-IN-FACT


/s/ Troy A. Burns
----------------------------
   John K. Tillotson, M.D.        Director
   by Troy A. Burns, M.D.
    AS ATTORNEY-IN-FACT


/s/ Troy A. Burns
----------------------------
    Alan D. Frazier               Director
  by Troy A. Burns, M.D.
   AS ATTORNEY-IN-FACT


/s/ Troy A. Burns
----------------------------
   Bruce A. Hazuka                Director
 by Troy A. Burns, M.D.
  AS ATTORNEY-IN-FACT

EXHIBIT        DESCRIPTION OF EXHIBITS
NUMBER         -----------------------
-------

 4.2    Amended and Restated Bylaws.

 5.1    Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP

23.1    Consent of Blackwell  Sanders  Matheny Weary & Lombardi LLP (included in
        Exhibit 5.1).

23.2   Consent of Ernst & Young LLP.

24.1   Powers of Attorney.

                                                                    Exhibit 4.2

                        AMENDED AND RESTATED BYLAWS
                                   OF
                     INTEGRATED MEDICAL RESOURCES, INC.


                               ARTICLE I
                               OFFICES

     The principal office of the Corporation in the State of Kansas shall be located at 8326 Melrose Drive, Lenexa, Kansas 66214. The Corporation may have such other offices, either within or without the State of Kansas, as the business of the Corporation may require from time to time.

     The registered office of the Corporation, as required by the Kansas General Corporation Code to be maintained in the State of Kansas, may be, but need not be, identical with the principal office and may be changed from time to time by the Board of Directors.

                             ARTICLE II
                            STOCKHOLDERS

     Section 1. Annual Meeting. The Annual Meeting of the Stockholders for the election of Directors, and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Kansas, and at such time and date as the Board of Directors, by resolution shall determine and set forth in the notice of the meeting. If the Board of Directors fails to so determine the time, date and place of meeting, the Annual Meeting of Stockholders shall be held at the Corporation's principal office on the third Friday of May in each year, or if that day is a legal holiday in the place where the meeting is to be held, then on the next succeeding business day.

     Section 2. Special Meeting. Special Meetings of the Stockholders may be called by the Chief Executive Officer, the President, the Board of Directors or the holders of not less than one-fourth (1/4) of all of the outstanding shares of the Corporation entitled to vote at such meeting.

     Section 3. Place of Meeting. Meetings of the Stockholders shall be held at such time and place, either within or without the State of Kansas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, or if a Special Meeting should otherwise be called, the place of the meeting shall be at the principal office of the Corporation.

     Section 4. Notice of Meetings. Written or printed notice of each meeting of the Stockholders, stating the place, day and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, to each of the Stockholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Except as otherwise provided by statute, notice of any adjourned meeting of the Stockholders shall not be required.

     Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the Stockholders; provided, however, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

     Section 6. Proxies. At all meetings of the Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

     Section 7. Voting of Shares. Except as otherwise stated in the Articles of Incorporation, each outstanding Share of capital stock having voting rights shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Stockholders, and the Stockholders shall not be entitled to cumulate their votes. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of Stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 8. Informal Action by the Stockholders. Any actions that may be taken at a meeting of the Stockholders may be taken without a meeting if consents in writing, setting forth the actions so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the Stockholders at a meeting duly held, and may be stated as such in any certificate at a meeting duly held or in any certificate or document filed under the Kansas General Corporation Code. The Secretary shall file such consents with the minutes of the meetings of the Stockholders.

                             ARTICLE III
                              DIRECTORS

     Section 1. General Powers. Except as otherwise provided by law or by the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

     Section 2. Number, Election and Term. Upon the effective date of these Bylaws, the number of Directors of the Corporation shall be six (6). Thereafter, the number of Directors which shall constitute the Board of Directors shall be established from time to time by resolution duly adopted by a majority of the Directors then constituting the entire Board of Directors. The Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the various classes of Directors shall be as set forth in the Articles of Incorporation. Except as otherwise provided in Section 5 of this Article or in the Articles of Incorporation, a Director shall be elected at an annual meeting of the Stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors. A Director shall hold office until the annual meeting for the year in which such Director's term expires and until a successor shall be duly elected and qualified, or until such Director's earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal of Directors. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the shares entitled at the time to vote at an election of Directors may remove any Director with cause, but may not remove any Director without cause.

     Section 4. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of the class or classes to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 5. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors fixed in the manner provided by these Bylaws, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 6. Compensation. The compensation of the Directors, if any, may be set by the Board of Directors unless otherwise provided herein, by law, or in the Articles of Incorporation.

                               ARTICLE IV
                   MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Annual Meetings. An Annual Meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after and at the same place as the Annual Meeting of the Stockholders. Other regular meetings of the Board of Directors shall be held without notice at such times and places as the Board may by resolution from time to time determine.

     Section 2. Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the President or any Director upon at least four (4) days' written or printed notice served personally, by mail or by a nationally recognized overnight delivery service to each Director at his address as it appears on the records of the Corporation and shall be held at such place or places as may be determined by the Directors, or as shall be stated in the call of the Special Meeting.

     Section 3. Place of Meeting. Meetings of the Board of Directors shall be held at such place within or without the State of Kansas as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at the Corporation's principal office.

     Section 4. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws; provided, however, that if less than a majority of the Directors is present at said meting, a majority of the Directors present may adjourn the meeting from time to time without further notice, until a quorum shall be present.

     Section 5. Actions of the Board of Directors Without a Meeting. Except as otherwise provided by law or by the Articles of Incorporation, any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the actions so taken, are signed by all of the Directors. The consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the Kansas General Corporation Code. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     Section 6. Participation. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall consist of a President and a Secretary. The Board of Directors may also elect a Chairman of the Board (who must be a Director), a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Medical Officer, one or more Vice Presidents (one of whom may be designated the Executive Vice President), a Treasurer, Assistant Secretaries and Assistant Treasurers and one or more Controllers. Any two or more offices may be held by the same person at the same time except President and Secretary.

     All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in these Bylaws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the Annual Meeting of the Board of Directors. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Except as otherwise provided by law, any officer or agent may be removed by the Board of Directors, with or without cause, at any time by vote of a majority of the total number of Directors.

     Section 4. Vacancies. If the office of any officer of the Corporation becomes vacant because of death, resignation, removal, disqualification or for any other reason, or if any officer of the Corporation is unable to perform the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer, or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any Director of the Corporation until a successor is elected at the next meeting of the Board of Directors.

     Section 5. The Chairman of the Board. The Chairman of the Board, if there be one, shall preside at meetings of the Board of Directors and of the Stockholders, and, subject to the direction and control of the Board of Directors, he shall direct the policy and management of the Corporation. He shall perform such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of the Chairman of the Board.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall have general charge and management of the business of the Corporation, shall carry out such duties as are delegated by the Board, shall see that all orders and resolutions of the Board are carried out, shall have power to execute all contracts and agreements authorized by the Board, shall make reports to the Board of Directors and Stockholders, and shall perform such other duties as are incident to the office or are properly required by the Board of Directors. The Chief Executive Officer may sit with the Board of Directors in deliberation upon all matters pertaining to the general business and policies of the Corporation. In the absence of the Chief Executive Officer, the President shall have and may exercise all of the powers of the Chief Executive Officer.

     Section 7. The President. Subject to the direction and under the supervision of the Board of Directors and the Chairman of the Board, if there be one, the President shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and the Board of Directors.

     Section 8. The Chief Operating Officer. The Chief Operating Officer shall have overall operational responsibility for the Corporation.

     Section 9. Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for the financial and accounting operations of the Corporation, shall have supervision of the funds, securities, receipts and disbursements of the Corporation, shall cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors, shall cause to be kept at the accounting office of the Corporation correct books of account, proper vouchers and other papers pertaining to the Corporation's business and shall render to the Chief Executive Officer, President or the Board of Directors, whenever requested, an accounting of the financial condition of the Corporation.

     Section 10. The Treasurer. The Treasurer shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or these Bylaws may from time to time prescribe.

     Section 11. The Vice Presidents. At the request of the President or, in the event of the President's absence, disability or refusal to act, the Vice President or Vice Presidents, as designated by the Board of Directors, shall perform all of the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Chief Executive Officer, President or the Board of Directors.

     Section 12. The Secretary. The Secretary shall keep the minutes of the meetings of the Stockholders and the Board of Directors in one or more books provided for that purpose, shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be, and shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.

     Section 13. The Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in order of their seniority, in the absence or disability of the Secretary or Treasurer, shall perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the Chief Executive Officer, President or the Board of Directors shall prescribe.

     Section 14. Other Duties and Powers. Each officer, in addition to the duties and powers specifically set forth by these Bylaws, shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

     Section 15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                ARTICLE VI
                CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and delivery any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Endorsements of instruments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                 ARTICLE VII
              CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such Certificates shall be signed by, or shall have placed upon them the facsimile signatures of, the Chairman of the Board, President or Vice President, and the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. All Certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the Corporation.

     Section 2. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by a Power of Attorney duly executed, and upon the surrender of the Certificate therefore, which shall be cancelled before a new Certificate shall be issued.

     Section 3. Lost Certificates. In the event a Certificate of Stock is allegedly lost, stolen or destroyed, the Corporation may issue a new Certificate and the Board of Directors may, in its discretion, require the owner thereof to give the Corporation a good and sufficient bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of the new Certificate.

     Section 4. Treasury Stock. All issued and outstanding Stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be Treasury Stock, and the Directors of the Corporation shall be vested with the authority to resell said shares for such price and to such person or persons as the Board of Directors may determine. Such Stock shall neither vote nor participate in dividends while held by the Corporation.

     Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                ARTICLE VIII
                                 FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                ARTICLE IX
                                DIVIDENDS

     The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in cash, property or shares, and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE X
                                  SEAL

     The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "INTEGRATED MEDICAL RESOURCES, INC." and elsewhere thereon shall bear the words "Corporate Seal." The Corporate Seal may be affixed by impression or may be by facsimile.

                                 ARTICLE XI
                                MISCELLANEOUS

     Section 1. Waiver of Notice. Whenever any notice is required to given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Kansas General Corporation Code, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 2. Indemnification of Officers, Directors and Others. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

     To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     Any indemnification under either of the first two paragraphs of this Section, unless ordered by a Court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section. The determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Stockholders of the Corporation.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                                 ARTICLE XII
                                 AMENDMENTS

     These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Stockholders of the Corporation; provided, however, that notice of such amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of Stockholders. All such amendments must be approved by the holders of a majority of the outstanding capital stock entitled to vote thereon. If authorized by the Articles of Incorporation, these Bylaws may also be altered, amended or repealed, in whole or in part, by the Board of Directors at any Annual Meeting of the Board of Directors, or at any Special Meeting of the Board of Directors called for that purpose, except with respect to any provision hereof which by law, the Articles of Incorporation or these Bylaws requires action by the Stockholders.

                                                                    EXHIBIT 5.1

                            [Blackwell Sanders logo]



                                 June 30, 1997


Integrated Medical Resources, Inc.
11320 West 79th Street
Lenexa, Kansas  66214

Ladies and Gentlemen:

        We refer to the Registration Statement of Integrated Medical Resources, Inc. (the "Company") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 460,000 additional shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued under the Amended and Restated 1995 Stock Option Plan (the "Plan").

        We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

        Based upon the foregoing, it is our opinion that the 460,000 additional shares of Common Stock to be issued under the Plan have been duly authorized, and, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,



                             /s/ Blackwell Sanders Matheny Weary & Lombardi LLP

                                                                   EXHIBIT 23.2


                                Consent of Independent Auditors


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-___) pertaining to the Amended and Restated 1995 Stock Option Plan of Integrated Medical Resources, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements of Integrated Medical Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP

Kansas City, Missouri
June 25, 1997

                                                                   EXHIBIT 24.1


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 25th day of June, 1997.




                             /s/ Troy A. Burns, M.D.
                             --------------------------------------------------
                             Troy A. Burns, M.D.
                             Chief Executive Officer, Chief Medical Officer and Chairman of the Board

                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 25th day of June, 1997.




                                         /s/ T. Scott Jenkins
                                         --------------------------------------
                                         T. Scott Jenkins
                                         President, Chief Operating Officer and
                                         Director

                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 25th day of June, 1997.




                         /s/ Beverly O. Elving
                         ------------------------------------------------------
                         Beverly O. Elving
                         Chief Financial Officer, Secretary and Vice President, Finance and Administration

                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 25th day of June, 1997.




                                                  /s/ Samuel D. Colella
                                                  -----------------------------
                                                  Samuel D. Colella
                                                  Director

                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 27th day of June, 1997.




                                            /s/ John K. Tillotson, M.D.
                                            -----------------------------------
                                            John K. Tillotson, M.D.
                                            Director

                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 25th day of June, 1997.




                                            /s/ Alan D. Frazier
                                            -----------------------------------
                                            Alan D. Frazier
                                            Director

                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Troy A. Burns, M.D. and T. Scott Jenkins, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Integrated Medical Resources, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Integrated Medical Resources, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

        Executed this 26th day of June, 1997.




                                            /s/ Bruce A. Hazuka
                                            -----------------------------------
                                            Bruce A. Hazuka
                                            Director